                                                                   Exhibit 23.02


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-70492, 333-68238, 333-87601, 333-87139, 333-94941, 333-41646, 333-46200,
333-46770, 333-55530, 333-56230 and 333-60968 of Flextronics International Ltd.
on Forms S-3 and Registration Statement Nos. 333-69452, 333-95189, 333-71049, 333-42255, 333-34698, 333-34016, 333-46166, 333-55528, 333-55850, 333-57680
333-60270 and 333-75526 of Flextronics International Ltd. on Forms S-8 of our report dated March 28, 2000 (relating to the consolidated financial statements of The DII Group, Inc. and Subsidiaries for the year ended January 2, 2000 not presented separately herein) appearing in this Annual Report on Form 10-K of Flextronics International Ltd. for the year ended March 31, 2002.



/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
May 2, 2002